Exhibit 10.3

SECURED PROMISSORY NOTE

$200,000.00 Beverly Hills, California

November 4, 2010

1. Promise to Pay. FOR VALUE RECEIVED, subject to the terms and conditions of this Secured Promissory Note (this “Note”), the undersigned, CARDO MEDICAL, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to EARL BRIEN, M.D., an individual (the “Lender”), at 1233 Corsica Drive, Pacific Palisades, CA 90272, or at such other place as the Lender may from time to time designate in writing, on the Maturity Date (as defined below), unless sooner repaid, the lesser of the original principal amount of $200,000.00, with interest thereon, or the unpaid principal amount of the Loan (as defined below), with interest thereon.

2. Definitions. As used in this Note, the following terms shall have the respective meanings specified below:

“Borrower” shall have the meaning specified in the first paragraph of this Note.

“Business Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in Los Angeles, California.

“Credit Documents” means this Note and all other agreements, instruments or other documents, if any, executed and delivered by or on behalf of the Borrower pursuant to or in connection with this Note or the Loan and all supplements, renewals, restatements, amendments and modifications made thereto.

“Default Rate” means the lesser of (i) the Interest Rate, plus the rate per annum equal at all times to five percent (5%), or (ii) the maximum rate permitted by applicable law.

“Effective Date” means the date of this Note.

“Event of Default” means any of the events set forth in paragraph 7 hereof.

“Interest Rate” means twelve percent (12%) per annum, compounded annually.

“Loan” means the loan in the original principal amount set forth above and evidenced hereby.

“Maturity Date” means March 3, 2011 (as may be extended pursuant to paragraph 3 hereof).

“Note” means this Secured Promissory Note.

“Obligations” means (i) the obligations of the Borrower to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by the Borrower in respect of this Note and all other Credit Documents, whether for principal, interest, fees or otherwise, and (ii) the obligations of the Borrower to perform or observe any and all of the Borrower’s other obligations from time to time existing under any Credit Documents.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

3. Payments of Principal and Interest.

(a) Interest on the outstanding principal amount of this Note at the Interest Rate shall accrue beginning on the Effective Date and continuing until the Maturity Date or earlier repayment of this Note. Principal and all accrued Interest shall be due and payable by Borrower to Lender on the Maturity Date. Notwithstanding the foregoing, Borrower shall have a one (1) time right to extend the Maturity Date for up to sixty (60) days, provided it gives Lender written notice of its election at least two (2) business days prior to the scheduled Maturity Date. During such extension period, interest on the outstanding principal amount of this Note shall accrue at the Default Rate.

(b) Interest on the outstanding principal amount of this Note shall be calculated on the basis of the 30/360 method. Borrower agrees to pay interest, to the extent permitted under applicable law, on any amount of delinquent principal, delinquent interest and other delinquent amounts payable in respect hereof from the due date thereof until such amount is paid in full. Such interest shall be payable on demand at a rate per annum equal to the Default Rate.

4. Place and Time of Payments. All payments of principal, interest and other amounts due under this Note shall be made to the Lender, in lawful money of the United States of America, at Lender’s address set forth above, or at such other place as the Lender may from time to time designate in writing.

5. Prepayments. The Borrower shall have the right to prepay this Note in whole or in part at any time, without penalty or premium.

6. Representations and Warranties. To induce Lender to make the Loan under this Note, Borrower represents and warrants that the Borrower has full power and legal right to execute and deliver this Note and to perform and observe the provisions of this Note and all of the other Credit Documents to which it is a party and to carry out the transactions contemplated hereby.

7. Events of Default; Remedies. If any of the following events (each, an “Event of Default”) shall occur and be continuing: (a) the failure of Borrower to pay when due any sums payable under this Note and the continuation of such failure for more than ten (10) days after written notice to Borrower from Lender requesting that Borrower cure such failure; (b) the failure of Borrower to perform material non-monetary obligations under the Note and/or Credit Documents and the continuation of such failure for more than thirty (30) days after written notice to Borrower from Lender requesting that Borrower cure such failure; provided, however, that the time for Borrower to perform the such non-monetary obligations shall be extended to ninety (90) days if Borrower commences the cure of the purported failure within thirty (30) days of receipt of the written notice from Lender; or (c) the filing of any petition by or against the Borrower, or the commencement of any proceedings for the relief or readjustment of any indebtedness of the Borrower, either through reorganization, composition, extension or otherwise, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or the taking of any action by the Borrower to authorize any of the foregoing (provided that in the case of any petition or proceeding against Borrower filed or initiated by a party other than Borrower, only if such petition or proceeding remains undismissed, undischarged or unbonded for a period of ninety (90) days); then the Lender may declare this Note, all interest hereon, and any and all other amounts payable hereunder, to be immediately due and payable (but the same shall occur and be automatic upon the occurrence of any Event of Default under clause (c), whereupon this Note, all such interest and all such other amounts shall become and be immediately due and payable, all without presentment, protest, demand or notice of any kind, all of which are expressly waived by the Borrower.

8. Assignment. This Note shall not be assignable except pursuant to the written agreement of the Lender and Borrower.

9. Obligations of Others. The Borrower’s obligations under this Note will also be binding on the Borrower’s heirs, executors, administrators, successors, assigns and legal representatives.

10. Notices. Any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Note shall be in writing. Such notice shall be personally served, sent by email or fax, or sent prepaid by either registered or certified mail with return receipt requested or Federal Express and shall be deemed delivered (i) if personally served or by Federal Express, when delivered to the person to whom such notice is addressed, (ii) if by fax or email, when sent, or (iii) if by mail, three (3) business days following deposit in the United States mail. Any notice delivered by fax or email shall be confirmed in writing and a copy sent by overnight mail or Federal Express within forty-eight (48) hours after being sent. Such notices shall be addressed to the party to whom such notice is to be given at the party’s address set forth below or as such party shall otherwise direct in writing.

Address for Lender:

1233 Corsica Drive
Pacific Palisades, CA 90272
Attn.: Earl Brien, M.D.
Fax:
Email: ewbmd@yahoo.com

Address for Borrower:

Cardo Medical, Inc.
7625 Hayvenhurst Blvd
Suite 49
Van Nuys, CA 91406
Attn.: Andrew A. Brooks, M.D.
Fax: (310) 861-5299
Email: abrooks@cardomedical.com

And

Cardo Medical, Inc.
4400 Biscayne Blvd
Miami, FL 33137
Attn: Joshua Weingard
Fax: (305) 575-4130
Email: jweingard@cardomedical.com

With a copy to:

Eisner, Frank & Kahan, a Professional Corporation
9601 Wilshire Blvd., Suite 700

Beverly Hills, CA 90210

Attn.: Nader Pakfar, Esq.

Fax: (310) 855-3201

Email: npakfar@eisnerlaw.com

11. Headings. Headings as used herein are for convenience only and shall have no force or effect upon the construction or interpretation hereof.

12. Severability. In case any provision in or obligation under this Note or any other document related to this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

13. Entire Agreement. This Note and the other Credit Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede any prior or contemporaneous agreements, written or oral, with respect thereto.

14. Governing Law; Venue; Enforcement Costs; Amendments. The Borrower hereby waives presentment for payment, demand, notice of dishonor and protest of this Note and further agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of California without regard to principles of conflicts of law. In the event of any dispute that arises in connection with this Note, the parties submit to the sole and exclusive jurisdiction and venue of the Courts of the State of California located in Los Angeles County. In the event of any action or proceeding arising out of this Note, the non-prevailing party shall pay all costs (including reasonable legal fees and expenses) of the prevailing party. The terms or provisions of this Note may not be waived, altered, modified or amended except as the Lender may consent thereto in writing.

15. Security. Borrower hereby acknowledges that the Note is secured by that certain Security Agreement, dated of even date herewith, executed by Borrower and Lender.

[signature page follows]IN WITNESS WHEREOF, this Note has been executed and delivered by the Borrower on the Effective Date.

BORROWER:

CARDO MEDICAL, INC.,
a Delaware corporation

By: /s/ Andrew Brooks

Name: Andrew Brooks Its: Chief Executive Officer